August 26, 2008	Contact: Steve Taylor
FOR IMMEDIATE RELEASE	(509) 892-5287
Press Release 08-14

HuntMountain Continues Run of High-Grade Results at La Josefina

(SPOKANE, WA)  HuntMountain Resources Ltd. (OTCBB: HNTM) (Frankfurt: MPT) released the latest results from its ongoing diamond core drilling program at the La Josefina gold-silver project in Santa Cruz Province Argentina.  Assay results included 2.05 meters (6.73 feet) of 26.42 grams/tonne (g/t) (0.77 ounces/ton)(oz/t) gold equivalent* including 22.12 g/t (0.65 oz/t) gold and 265 g/t (7.73 oz/t) silver with 2.01% copper. Drilling has continued throughout the Argentine winter season, and the Company is receiving a steady stream of assays defining high-grade oreshoots within the Veta Norte and Sinter mineralized zones.  Additional significant values are listed below:

HOLE	From	To	Interval	Gold	Silver	Gold Equiv.*	Cu	Pb	Zn
#	(m)	(m)	(m)	g/t	g/t	g/t	%	%	%
SVN-D08-057	140.8	142.85	2.05	22.12	265	26.42	2.01	0.57	0.30
including	140.8	141.2	0.4	36.0	499	44.10	1.73	0.38	0.20
including	141.6	142	0.4	71.1	357	76.89	5.12	0.72	0.38
SVN-D08-125	150.3	152.5	2.2	7.08	622	17.17	0.17	6.57	0.84
Including	150.3	151.15	0.85	14.76	1427	37.91	0.40	16.15	1.39
SVN-D08-046	126.05	127.0	0.95	7.62	323	12.87	4.22	0.44	0.20

“Our persistence in the field at La Josefina is paying dividends with the consistent return of high-grade precious metal assays,” said Matt Hughes, Executive Vice President and COO.  “We have completed 25,000 meters of drilling since November 2007 and are continuing our dual track of resource definition and exploration of new prospective targets.  Assay results are pending from nearly half of the holes we’ve drilled, so there will be plenty of news for the investment community as we enter the fall season.”

Certified sample preparation, gold and silver fire assay, and 28 element ICP analysis were carried out by ALS Chemex in Mendoza, Argentina and La Serena, Chile.

A complete table of drill results can be obtained at www.huntmountain.com on the La Josefina project page and within the NI 43-101 Technical Report.  The most recent assays greater than 1 g/t gold, 1% copper or 3% lead or zinc are included in the table below:

HOLE NUMBER	From (m)	To (m)	Interval (m)	Au g/t	Ag g/t	Cu %	Pb %	Zn %

VETA AMANDA
SVN-D08-046	105.85	106.5	0.65	3.69	48.4	1.75	0.02	0.05
	106.5	107	0.5	12.85	21	0.41	0.03	0.06
	119.3	120	0.7	1.5	169	0.14	0.09	0.08
	120	120.5	0.5	3.1	323	0.26	0.19	0.15
	122	122.5	0.5	2.56	51.1	1.13	0.02	0.03
	124.2	125	0.8	1.025	91.2	0.67	0.07	0.05
	125	125.55	0.55	1.2	3.4	0	0.02	0.03
	126.05	126.52	0.47	6.74	245	2.73	0.38	0.16
	126.52	127	0.48	8.49	400	5.67	0.50	0.24
	150.35	150.8	0.45	3.1	21.1	0.35	0.22	0.77
	150.8	151.2	0.4	2.09	10.4	0.10	0.25	0.98

SVN-D08-047	121.1	121.8	0.70	3.63	56.6	0.20	0.24	0.08
	122.7	123.3	0.60	16.95	73.8	0.57	0.06	0.01
	150.4	151.4	1.00	2.3	6.6	0.16	0.03	0.03
	158	158.8	0.80	5.31	26.2	0.36	0.03	0.42

SVN-D08-056	80.25	81	0.75	1.965	1.7	0.01	0.01	0.05
	84	86	2	1.39	0.9	0	0	0.03
	171.6	172.4	0.8	1.13	2.9	0.11	0.01	0.07

SVN-D08-057	140.8	141.2	0.4	36	499	1.73	0.38	0.20
	141.2	141.6	0.4	6	493	3.38	1.66	0.86
	141.6	142	0.4	71.1	357	5.12	0.72	0.38
	142	142.85	0.85	0.121	4.1	0.03	0.08	0.04

SVN-D08-092	101.2	101.7	0.5	1.3	1	0	0.03	0.01
	107.6	108	0.4	1.025	15.1	0.45	0.06	0.03
	108	108.4	0.4	7.96	11.5	0.45	0.06	0
	140.65	141.08	0.43	1.93	18.5	0.35	0.05	0.02

SVN-D08-094**	218.8	219.05	0.25	2.59	8.2	0.52	0	0.06

SVN-D08-120	7.1	8	0.9	4.29	22.2	0.05	0.26	0.01
	8	8.4	0.4	10.7	55.2	0.03	0.19	0
	15.78	16.23	0.45	3.18	36.2	0.06	0.16	0
	16.23	16.7	0.47	1.58	33.6	0.06	0.13	0.02
	16.7	17.25	0.55	1.975	69.2	0.10	0.24	0.02
	22	22.5	0.5	5.24	11.1	0.07	0.33	0.03

SVN-D08-121	34.95	35.35	0.40	10.65	12.6	0.08	0.20	0
	39.6	40.1	0.50	2.48	64.9	0.16	4.67	0
	41.55	43	1.45	3.13	48.7	0.03	0.12	0.02
	43.85	45.8	1.95	1.33	10.1	0.03	0.16	0.03

SVN-D08-125	78.5	79	0.5	0.657	36.3	0	4.09	0.26
	133.5	134.5	1	0.357	96.8	0.01	0.58	0.20
	135	136	1	1.285	17.1	0.03	0.46	3.04

HOLE NUMBER	From (m)	To (m)	Interval (m)	Au g/t	Ag g/t	Cu %	Pb %	Zn %

SVN-D08-125	147	147.5	0.5	1.065	30.8	0.08	3.99	1.57
(cont’d)	150.3	150.7	0.4	2.9	917	0.23	9.24	0.88
	150.7	151.15	0.45	25.3	1880	0.55	2.23	1.84
	151.15	151.66	0.51	1.19	98.1	0.03	0.82	0.71
	151.66	152	0.34	0.864	45.1	0.04	0.28	0.45
	152	152.5	0.5	4.25	180	0.02	0.40	0.30

SSI-D08-109	53.45	54.1	0.65	4.7	9.3	0.03	0.11	0.04
	100.3	100.7	0.4	1.26	12	0.02	0.04	0.03

SSI-D08-110	1	2.35	1.35	2.99	5.6	0	0.07	0.02
	25.45	25.85	0.4	1.04	5.1	0.02	0.69	0.12
	71.45	72.05	0.6	1.905	1.1	0	0.06	0.02
	72.05	72.55	0.5	5.79	0	0	0.05	0.01
	74.85	75.3	0.45	1.305	2.4	0	0.01	0.05

SSI-D08-116	87	87.9	0.9	2.8	0.9	0	0.07	0.03
	90.4	91.5	1.1	2.14	1.7	0.03	0.10	0.06

*Gold equivalent grade was calculated by dividing the silver assay result by 61.62 and adding it to the gold value. Gold and silver values reflect prices on 8/22/2008.  Troy ounces/short ton was calculated by dividing grams by 34.29 and rounding to 2 decimal places. Interval calculations are based on a weighted average using a 1.00 g/t cutoff value.
**Additional assay interval from previously reported drill hole.

HuntMountain Resources Ltd. is a U.S.-based junior exploration company engaged in acquiring, exploring and developing precious and base metals properties throughout North and South America. The Company currently controls and operates projects in Santa Cruz Argentina, Chihuahua Mexico, Nevada USA, and Quebec Canada.

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not even be anticipated. This news release is neither a prospectus nor an offer to sell securities or stocks in the company. It is intended for informational purposes only.

FOR FURTHER INFORMATION PLEASE CONTACT:
Steve Taylor, Vice President of Corporate Development
HuntMountain Resources
(509) 892-5287
staylor@huntmountain.com
www.huntmountain.com